--------------------------------------------------------------------------------


                        MASSMUTUAL CORPORATE INVESTORS
                       Springfield, Massachusetts 01111


                              [LOGO APPEARS HERE]


                           NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT


                                     TIME

                            FRIDAY, APRIL 19, 1996
                                 AT 2:00 P.M.


                                     PLACE
                                   OAK ROOM
                             MASSACHUSETTS MUTUAL
                            LIFE INSURANCE COMPANY
                               1295 STATE STREET
                       SPRINGFIELD, MASSACHUSETTS 01111



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  PLEASE DATE, FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT
  IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED
  IN THE UNITED STATES
--------------------------------------------------------------------------------

                        MASSMUTUAL CORPORATE INVESTORS
                          Springfield, Massachusetts

Dear Shareholder:

     The 1996 Annual Meeting of Shareholders will be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, at 2:00 p.m., Springfield time, on Friday, April 19, 1996. Enclosed are a Notice, a Proxy Statement, a proxy card and a postage prepaid envelope in which to return your proxy card.

     By promptly returning the enclosed proxy card you can help management avoid the expense of sending follow-up letters to obtain the attendance of a majority of the outstanding shares. You are earnestly requested to sign and return the proxy card in order that the necessary quorum may be represented at the meeting. If you find you can be present in person, you may, if you wish, revoke your proxy then and vote your shares in person.

     Shareholders at the meeting will elect three Trustees, approve or disapprove the selection of Coopers & Lybrand L.L.P. as auditors and approve or disapprove the continuance of the Investment Services Contract dated July 1, 1988 with Massachusetts Mutual Life Insurance Company. The Trustees unanimously recommend that shareholders ratify the selection of Coopers & Lybrand L.L.P., elect the nominated Trustees, and approve the continuance of the Investment Services Contract.

     I look forward to your attendance at this meeting because it will provide us with an opportunity to inform you about the progress of the Trust.

                            Sincerely,

                            /s/ Gary E. Wendlandt

                            Gary E. Wendlandt
                            Chairman

                        MASSMUTUAL CORPORATE INVESTORS

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
MASSMUTUAL CORPORATE INVESTORS:

     Please take notice that the Annual Meeting of Shareholders of MASSMUTUAL CORPORATE INVESTORS (the "Trust") has been called to be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 19, 1996, at 2:00 p.m., Springfield time, for the following purposes:

     (1) To elect Jack A. Laughery as a Trustee for a three-year term and until his successor is duly elected and qualified;

     To re-elect Marshall D. Butler and Sumner L. Feldberg as Trustees for three-year and two-year terms respectively, and until each of their successors is duly elected and qualified;

     (2) To consider and ratify or reject the action taken by the Board of Trustees in selecting Coopers & Lybrand L.L.P. as auditors for the fiscal year ending December 31, 1996;

     (3) To consider and approve or disapprove continuance of the Trust's current Investment Services Contract with Massachusetts Mutual Life Insurance Company, dated July 1, 1988; and

     (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Holders of record of the common shares of the Trust at the close of business on February 28, 1996, are entitled to vote at the meeting or any adjournment thereof.

           By order of the
           Board of Trustees,

           /s/ Stephen L. Kuhn

           Stephen L. Kuhn
           Vice President and Secretary

Springfield, Massachusetts

March 8, 1996

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of MASSMUTUAL CORPORATE INVESTORS (the "Trust") for use at the Annual Meeting of its Shareholders, to be held in the Oak Room of Massachusetts Mutual Life Insurance Company (the "Insurance Company"), 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 19, 1996, at 2:00 p.m., Springfield time.

     Any person giving a proxy has power to revoke it by mail or in person at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Trust. All properly executed and unrevoked proxies received in time for the meeting will be voted in accordance with the instructions contained therein.

     Holders of the common shares of the Trust, of record at the close of business on February 28, 1996, will be entitled to one vote per share on all business of the meeting and any adjournments. There were 4,256,724 common shares outstanding on the record date.

     The mailing address of the principal executive offices of the Trust is 1295 State Street, Springfield, Massachusetts 01111. This Proxy Statement and the accompanying letter to shareholders from the Chairman of the Trust, Notice of Annual Meeting of Shareholders and form of proxy are being mailed on or about March 8, 1996, to shareholders of record on the record date.

     Pursuant to the Trust's By-Laws, the presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes shall be a quorum for the transaction of business.

     The Trust's Declaration of Trust provides that generally a majority of the shares voted shall decide any questions or proposals submitted to shareholders for action. A "majority vote" means either (1) the holders of at least 67% of the Trust's shares present in person or by proxy, if more than 50% of the Trust's outstanding shares are present or represented by proxy, or (2) a majority of the outstanding shares of the Trust, whichever is less.

     An affirmative vote of the holders of a majority of the Trust's shares properly cast are required to ratify the selection of independent accountants and to approve or disapprove the continuance of the Trust's Investment Services Contract with the Insurance Company, dated July 1, 1988 (the "Contract").
A plurality, however, is required to elect Trustees. Thus, the three nominees for election as Trustees at the Annual Meeting who receive the greatest number of votes properly cast for the election of trustees shall be elected Trustees.

     Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Trust to act as election inspectors for the meeting. The election inspectors will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a trustee or that reflect abstentions or "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. As to the continuance of the Contract, abstentions or broker non-votes have the effect of a negative vote. With respect to the election of Trustees and the ratification of the selection of an independent accountant, abstentions and broker non-votes have no effect on the outcome of the proposal.

                             ELECTION OF TRUSTEES

     The Board of Trustees is currently comprised of eight Trustees with terms expiring in 1996, 1997 and 1998. The terms of Messrs. Butler and Feldberg, expire this year and the Board has nominated them for three-year and two-year terms, respectively. The Board has also nominated Jack A. Laughery for a three-year term. Thus, following the Annual Meeting of Shareholders, the Board will be comprised of nine Trustees, having various terms expiring in 1997, 1998 and 1999. All nominees, if elected, are to serve their respective terms, and until each of their successors is duly elected and qualified.

INFORMATION CONCERNING NOMINEES

     Set forth below as to each nominee for Trustee, and for each Trustee whose term will continue after this meeting, is his present office with the Trust, his age, his principal occupation or employment during the past five years, the organization by which he is employed and its principal business, and certain other directorships held by him.

                               GARY E WENDLANDT*
                              (TERM EXPIRES 1997)

     Trustee since 1986, Chairman (since 1995) and President (1983-1995) of the Trust. Chief Investment Officer (since 1993), Executive Vice President (since
1992), Senior Vice President (1983-1992) of the Insurance Company; Director (since 1991), Merrill Lynch Derivative Products, Inc. (swap dealer); Director, Oppenheimer Acquisition Corporation; Supervisory Director (since 1991), MassMutual/Carlson CBO N.V. (collateralized bond fund); Director and President (since 1995), DLB Acquisition Corporation (holding

--------------------
* Mr. Wendlandt is an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) because of his position as an officer of the Trust and of the Insurance Company.

company for investment advisers); President and Chief Executive Officer (since
1994), Director (since 1992), Concert Capital Management, Inc. (indirect investment advisory subsidiary of the Insurance Company); Director (since 1994), MassMutual Corporate Value Partners Ltd. (investor in debt and equity securities advised by the Insurance Company) and MassMutual Corporate Value Ltd. (parent of MassMutual Corporate Value Partners Ltd.); Chairman and Chief Executive Officer (since 1994), MassMutual Institutional Funds (open-end investment company advised by the Insurance Company); Chairman (since 1995), Trustee (since 1993), Vice Chairman (1993-1995), and President (1988-1993), MML Series Investment Fund (open-end investment company advised by the Insurance Company); Chairman (since
1995), Trustee (since 1988) and President (1988-1995), MassMutual Participation Investors (closed-end investment company advised by the Insurance Company); Director of various subsidiaries of the Insurance Company. Age: 45.

                               DONALD E. BENSON

                              (TERM EXPIRES 1998)

     Trustee since 1986. Executive Vice President and Director (since 1992), Marquette Bancshares (bank holding company); Executive Vice President and Director (1968-1992), Bank Shares Inc. (bank holding company); President and Director (1986-1994), MEI Diversified Inc. (medical product manufacturer); Partner, Benson, Pinckney, Oates Partnership (building partnership); Director (1988-1994), IJ Holding Corporation; Director (1984-1993), Athens Bancorp, Inc., Trustee, MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 65.

                              MARSHALL D. BUTLER
                              (TERM EXPIRES 1996)

     NOMINEE FOR ELECTION. Trustee since 1990. Chairman and Chief Executive Officer, AVX Corporation (manufacturer of multilayer ceramic capacitors);

Director, Kyocera Corp.; Director (since 1993) Synercom Technology, Incorporated (computer software); Trustee, MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 69.

                                 MILTON COOPER
                              (TERM EXPIRES 1997)

     Trustee since 1990. Chairman (since 1992), President (1971-1992), Kimco Realty Corp. (shopping center ownership and management); Vice President (1971-
1992) and Director, Getty Petroleum Corp. (petroleum marketing); Director, Blue Ridge Real Estate; Trustee, MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 66.

                              RICHARD G. DOOLEY*
                              (TERM EXPIRES 1998)

     Trustee since 1974, Vice Chairman (since 1995) and Chairman (1982-1995) of the Trust. Consultant (since 1993); Executive Vice President and Chief Investment Officer (1978-1993) of the Insurance Company; Director, The Advest Group, Inc. (financial services holding company), Hartford Steam Boiler Inspection and Insurance Co., New England Education Loan Marketing Corporation; Director (1993-1995), Luxonen S.A. (Swedish investment fund); Director and Vice President, Oppenheimer Acquisition Corporation; Supervisory Director (1991-
1995), MassMutual/Carlson CBO N.V. (collateralized bond fund); Director (since
1992) Concert Capital Management, Inc. (indirect investment advisory subsidiary of the Insurance Company); Trustee (since 1992), Kimco Realty Corp. (shopping center ownership and management); Director (since 1993), Jefferies Group, Inc. (financial

--------------------
* Mr. Dooley is an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) because of his position as an officer of the Trust.

services holding company); Chairman (1988-1995), Vice Chairman (since 1995) and Trustee, MML Series Investment Fund (open-end investment company advised by the Insurance Company) and MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 66.

                              SUMNER L. FELDBERG
                              (TERM EXPIRES 1996)

     NOMINEE FOR ELECTION. Trustee since 1977. Chairman of the Board, Waban, Inc. (wholesale clubs and home improvement warehouses); Chairman of the Board (1989-1995), The TJX Companies, Inc. (off-price apparel specialty stores); Trustee, MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 71.

                                DONALD GLICKMAN

                              (TERM EXPIRES 1998)

     Trustee since 1992. Chairman (since 1992), Donald Glickman and Company, Inc. (investment banking); Partner (1989-1992), Peter J. Solomon Investment Co.; Chairman and Director, CalTex Industries, Inc. (manufacturer of windows); Director, Monro Muffler Brake, Inc.; Director (since 1993), Steerage Corp., Inc. (navigation equipment manufacturer); Director (1991-1994), Food Barn Stores, Inc.; Director (1992-1993) Astra Holdings, Inc. (ordnance materials manufacturer); Trustee (since 1992), MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 62.

                                MARTIN T. HART
                              (TERM EXPIRES 1997)

     Trustee since 1991. President and Director, H Corporation; Co-Manager, Lake Catamount Joint Venture (ski resort); Chairman (1989-1991), Steamboat Ski & Resort Corporation; Chairman (1991), Heavenly Valley Ski Corporation; Partner, Consoli-dated Nursery Properties (wholesale nursery and garden center); Director:
Optical Security Group, Inc. (product security), Schuler Homes, Inc. (housing), and PNB Financial Group (bank holding company); Director (since 1992), PJVA, Inc. and PJV, Inc. (pizza restaurants); Director (since 1993), PJNC, Inc. (pizza restaurant); Director (since 1994), Unidata, Inc. (computers), Houston Pizza Venture (pizza restaurant), and The Bagel Group (bagel restaurant); Director (1993-1995), Inco Homes, Inc. (housing); Director (1992-1994), Morris Air Corp. (airline); Director (1991-1994), Capital Bancorp; Director (1969-1991), Hardee's Food Systems, Inc. (fast food restaurants); Director (1989-1991), Computerland Corp. (computer equipment retailer); Director (1984-1991), United Bank of Steamboat Springs; Director (1980-1991), W.W. Wilmore Nurseries, Inc. (garden center); Director (1991-1992), American Banco Corporation (collections); Director (1981-1991), Capital City Bank; Director (1982-1992), First National Bank of Leadville; Director (1979-1993), Valley State Bank; Director (1980-
1993), Little Valley Nurseries, Inc. (wholesale nursery); Trustee (since 1991), MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 60.

                               JACK A. LAUGHERY

     NOMINEE FOR ELECTION. Chairman (since 1994), The Bagel Group (bagel restaurant); Consultant (since 1994), Heartland Foods (food service); Director (since 1993), Corral America (food service) and Papa John's International (food service); Consultant (since 1996), Papa John's Iowa (food service); Director, Sprint Mid-Atlantic (telecommunications) and First Union National Bank; Partner (since 1992), Papa John's V and Papa John's VA (food service); Partner (since
1994), Houston Pizza Venture (pizza restaurant); Partner, Atlantic Beach Sheraton and Coastal Lodging (hotels); Consultant (1989-1994), Hardee's Food Systems, Inc. (fast food restaurants); Director (1981-1995), Imasco Ltd. (food service, banking, tobacco and drug stores). Age: 61.

SHARE OWNERSHIP OF TRUSTEES, NOMINEES
AND OFFICERS

     The following table sets forth information concerning beneficial ownership, as of February 23, 1996, of the Trust's shares by each Trustee and nominee for Trustee, and by the Trust's Trustees, nominees for Trustee and officers as a group.

          NAME                                SHARES             PERCENTAGE OF
       INDIVIDUAL                          BENEFICIALLY           OUTSTANDING
        OR GROUP                              OWNED*             SHARES OWNED
       ----------                          ------------          -------------
Gary E. Wendlandt                                799                   **
Donald E. Benson                               1,250                   **
Marshall D. Butler                             1,000                   **
Milton Cooper                                  1,000                   **
Richard G. Dooley                              4,200                   **
Sumner L. Feldberg                               500                   **
Donald Glickman                                2,800                   **
Martin T. Hart                                 4,800                  .11%
Jack A. Laughery                                 500                   **
All Trustees, Nominees
and Officers as a Group                       21,864                  0.51%

INFORMATION CONCERNING COMMITTEES AND
MEETINGS OF THE BOARD OF TRUSTEES

     The Board of the Trust has an Audit Committee, whose present members are Messrs. Benson and Hart, neither of whom is an "interested person" of the Trust. The Audit Committee makes recommendations to the Board of Trustees as to the engagement or discharge of the Trust's independent auditors, supervises investigations into matters relating to audit functions, reviews with the Trust's independent auditors the results of the audit engagement and considers the audit fees.

--------------------

* This information, not being within the knowledge of the Trust, has been furnished by each nominee, Trustee and officer. Beneficial ownership is as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended. Fractional shares are not reported.

** Less than one-tenth of one percent is not listed.

     The Trust does not have a standing nominating or compensation committee.

     During the past fiscal year, the Board of Trustees held six regular meetings (one of which was a telephone conference call meeting), and the Audit Committee met once. Mr. Wendlandt attended fewer than 75% of the Board meetings held in 1995.

TRANSACTIONS WITH AND REMUNERATION OF
OFFICERS AND TRUSTEES

     Pursuant to its Investment Services Contract with the Trust, the Insurance Company pays the compensation and expenses of the Trust's officers and executive employees. Thus, during its fiscal year ended December 31, 1995, the Trust did not pay any compensation to any of its officers who also are officers of the Insurance Company.

     Trustees who are not officers of the Insurance Company receive fees of $1,200 for each Trustees' meeting which they attend (other than the organizational meeting of the board following the Annual Meeting of Shareholders for which no fees are paid) and annual Trustees' fees of $10,000. No meeting fees are paid for meetings conducted by telephone conference call or by unanimous written consent. Members of the Audit Committee receive an additional annual fee of $600. Pursuant to a deferred compensation plan, Trustees may defer receipt of their fees until their retirement from the Board or some other time at their election. The aggregate direct remuneration of Trustees of the Trust who were not officers of the Insurance Company paid during the fiscal year ended December 31, 1995 was approximately $95,152.

                         RATIFICATION OR REJECTION OF
                             APPROVAL OF AUDITORS

     The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended) of the Trust, have selected Coopers & Lybrand L.L.P. to act as auditors for the Trust for the fiscal year ending December 31, 1996. Coopers & Lybrand L.L.P. are independent public accountants and have no direct or material indirect interest in the Trust. The selection is subject to the approval of the shareholders of the Trust at the forthcoming Annual Meeting. The enclosed proxy card provides space for instructions directing the proxies named therein to vote for or against ratification of that selection.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the forthcoming Annual Meeting. He shall have the opportunity to make a statement if he desires to do so, and it is expected that he will be available to respond to appropriate questions which may be posed by shareholders.

                            APPROVAL OR DISAPPROVAL
                             OF CONTINUANCE OF THE
                         INVESTMENT SERVICES CONTRACT

     The Trust has an Investment Services Contract, dated July 1, 1988 (the "Contract") with the Insurance Company which entitles the Trust to certain investment services from the Insurance Company. Under the Contract, the Trust paid the Insurance Company an aggregate fee of $2,434,580 for the fiscal year ended December 31, 1995.

     At a meeting of the Board of Trustees of the Trust held on January 19, 1996, a majority of the Board, including a majority of the Trustees who are not "interested persons" of the Trust or of the Insurance Company, approved, and voted to recommend that shareholders approve, the continuance of the Contract. Prior to the Annual Meeting of Shareholders on April 19, 1996, the Trustees (including a majority of the Trustees who are not "interested persons" of the Trust or of the Insurance Company) will meet again to review their approval and recommendation. Subject to such further review by the Board of Trustees, the Contract will be submitted to the Trust's shareholders for their approval or disapproval at the forthcoming Annual Meeting.

SUMMARY OF THE CONTRACT

     Under the Contract, the Insurance Company has agreed to use its best efforts to present to the Trust a continuing and suitable investment program consistent with the investment objectives and policies of the Trust. The Insurance Company has further agreed that it will request each issuer of securities which the Insurance Company is prepared to purchase at direct placement, and which would be consistent with the investment policies of the Trust, to offer such securities also to the Trust and that it will use its best efforts to insure that such request is acceded to.

     The Insurance Company, at its expense, investigates and conducts relations with the issuers of securities purchased or to be purchased directly by the Trust and represents the Trust in any negotiations with issuers, investment banking firms, securities brokers or dealers and other institutions or investors relating to the Trust's investments. The Insurance Company provides administration of the day-to-day investment operations of the Trust and provides the Trust with office space and office equipment, safekeeping facilities, accounting and bookkeeping services, and necessary executive, clerical and secretarial personnel for the performance of the foregoing services.

     The Insurance Company pays the compensation and expenses of all officers and executive employees of the Trust, and of all Trustees of the Trust who are officers or employees of the Insurance Company, as well as the expenses of office rent, telephone, utilities, office furniture, equipment and other office expenses of the Trust.

     The Trust pays the fees and expenses of independent advisers, independent contractors, consultants, managers and other agents which it employs other than through the Insurance Company. In addition, the Trust is responsible for the payment of legal fees and expenses; the fees and disbursements of auditors, trans-fer agents, dividend disbursing agents, registrars and custodians and depositories of its assets; taxes or governmental fees; the cost of preparing and mailing dividends, reports, notices and proxy material to shareholders; brokers' commissions or underwriting fees; and insurance for its Trustees.

     Expenses incurred jointly by the Trust, the Insurance Company, MassMutual Participation Investors (another closed-end investment company advised by the Insurance Company), MassMutual Corporate Value Partners Limited (an unregistered investment fund) or any of them which are directly associated with the joint purchase or sale of securities by any such parties are shared by such parties in proportion to the relative amounts of such securities each is purchasing or selling.

     Under the Contract, the Trust pays the Insurance Company a quarterly base rate (the "Base Fee Rate") of 5/16 of 1% of the net asset value of the Trust (approximately equivalent to 1.25% on an annual basis), plus or minus a performance adjustment (the "Performance Adjustment") of up to 1/16 of 1% (approximately equivalent to .25% of the net asset value of the Trust on an annual basis).

     The Performance Adjustment is based on the Trust's performance as compared to a benchmark rate of return (the "Target Rate") equal to 5.0 percentage points plus an unweighted, arithmetic average of the rates of return on the Standard & Poor's Industrials Stock Price Index (the "S&P Industrials") and the Lehman Brothers Intermediate Corporate Bond Index (the "Intermediate Bond Index") over a rolling three-year period (the "Measurement Period") comprising the twelve quarters ending on the last day of each quarter (the "Valuation Date"). The Performance Adjustment is equal to 5% of the difference between the Trust's actual rate of return over the Measurement Period and the Target Rate. If the Trust's actual rate of return exceeds the Target Rate, the Base Fee Rate is increased by an amount equal to the Performance Adjustment; if the Trust's actual rate of return is less than the Target Rate, the Base Fee Rate is reduced by the Performance Adjustment. The Performance Adjustment is subject to a maximum and minimum range of 1/16 of 1% (approximately equivalent to .25% of the net asset value of the Trust on an annual basis). The advisory fee payable by the Trust is equal to the Base Fee Rate (as adjusted by the Performance Adjustment) times the net asset value of the Trust as of the Valuation Date.

     At a meeting on January 19, 1996, the Board of Trustees of the Trust valued the Trust's portfolio securities, the valuations being made as of the close of business on December 31, 1995, and arrived at a value for the net assets of the Trust at that date of $168,563,044.

     The Contract provides that the Insurance Company will reimburse the Trust for any amount, not exceeding the Insurance Company's entire advisory fee payable by the Trust to the Insurance Company in any year, by which the aggregate annual expenses (including the management fee, but excluding interest, taxes, brokerage expenses and extraordinary expenses) incurred by the Trust in such year exceed any expense limitation imposed by any state securities law or regulations thereunder applicable to the Trust. This requirement for reimbursement of expenses may be amended or rescinded with the approval of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Insurance Company in response to changes in the requirements of state law, provided that no amendment or rescission shall be given retroactive effect unless required by the change in state law.

     Under the Contract, the Trust may use the name "MassMutual" or any name derived from or similar to the name "Massachusetts Mutual" or "Massachusetts Mutual Life Insurance Company" only for so long as the Contract or any extension, renewal or amendment thereof remains in effect. When it is no longer in effect, the Trust will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by or otherwise connected with the Insurance Company.

     The Contract also provides that the Insurance Company shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Insurance Company in the performance of its duties or from reckless disregard by the Insurance Company of its obligations and duties under the Contract.

     The Contract is terminable on 60 days' written notice by the Trust's Board of Trustees, by vote of the majority of the Trust's outstanding voting securities or by the Insurance Company. It will terminate automatically in the event of its assignment. Until terminated, the Contract will remain in force from year to year to the extent approved at least annually (a) by vote of a majority of Trustees of the Trust who are not "interested persons" of the Trust or of the Insurance Company, cast in person at a meeting called for the purpose of voting on such approval, and (b) specifically either by the Trust's Board of Trustees or by vote of a majority of the Trust's outstanding voting securities.

     Shareholder approval of the continuance of the Contract is not a requirement of law. The Board of Trustees, however, believes it is desirable for the Trust's shareholders to have an opportunity to give or withhold such approval. The Trust will, of course, be bound by the shareholders vote. Approval of the continuance of the Contract will require the affirmative vote of the lesser of (1) the holders of 67% or more of the shares of beneficial interest present at the forthcoming Annual Meeting, if more than 50% of the Trust's outstanding shares are represented, or (2) more than 50% of the Trust's outstanding shares.

ALLOCATION OF PORTFOLIO BROKERAGE

     Transactions in direct placement securities are on a negotiated basis. Brokers and dealers who execute any portfolio transaction for the Trust will be selected primarily on the basis of obtaining the best price and execution of each transaction. In seeking the best price and execution for securities traded only in the over-the-counter market, the Trust will normally deal directly with the principal market-makers unless a more favorable price may be obtained through other brokers or dealers.

     When it can be done consistently with the policy of obtaining best price and execution, it is the Insurance Company's practice to place orders with brokers and dealers who supply market quotations to the Trust or its agents for portfolio valuation purposes, or who supply research, market and statistical information to the Trust or Insurance Company. Except for implementing the policy stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof. Although certain research, market and statistical information from brokers and dealers can be useful to the Trust and the Insurance Company, it is the opinion of the Insurance Company that such information is only supplementary to the Insurance Company's own research effort, since the information must still be analyzed, weighed and reviewed by the Insurance Company's staff. Such information may be useful to the Insurance Company in providing services to clients other than the Trust, and not all such information is used by the Insurance Company in connection with the Trust. Conversely, such information provided to the Insurance Company by brokers and dealers through whom other clients of the Insurance Company effect securities transactions may be useful to the Insurance Company in providing services to the Trust.

     During the fiscal year ended December 31, 1995, the Trust paid an aggregate sum of $52,271 in brokerage commissions. Portfolio turnover for the fiscal year ended December 31, 1995 was 66.90%.

                              INVESTMENT ADVISER

     The names and addresses of each director of the Insurance Company and his or her principal occupations are given below:

                               THOMAS B. WHEELER
                               1295 STATE STREET
                       SPRINGFIELD, MASSACHUSETTS  01111

     Chairman of the Board of Directors and Chief Executive Officer of the Insurance Company.

                               ROGER G. ACKERMAN
                             ONE RIVERFRONT PLAZA
                           CORNING, NEW YORK  14831

     President and Chief Operating Officer, Corning Incorporated (manufacturer of specialty materials, communication equipment, and consumer products).

                                JAMES R. BIRLE
                               2 GREENWICH PLAZA
                                   SUITE 100
                         GREENWICH, CONNECTICUT  06830

     President, Resolute Partners Inc.

                             FRANK C. CARLUCCI III
                         1001 PENNSYLVANIA AVENUE N.W.
                                  SUITE 220S
                            WASHINGTON, D.C.  20004

     Chairman, The Carlyle Group.

                                 GENE Q. CHAO
                             733 S.W. VISTA AVENUE
                         PORTLAND, OREGON  97205-1203

     Chairman and Chief Executive Officer, Computer Projections, Inc.

                             PATRICIA DIAZ DENNIS
                               175 EAST HOUSTON
                           SAN ANTONIO, TEXAS  78205

     Senior Vice President and Assistant General Counsel, SBC Communications
Inc.

                                 ANTHONY DOWNS
                        1775 MASSACHUSETTS AVENUE N.W.
                         WASHINGTON, D.C.  20036-2188

     Senior Fellow, The Brookings Institution (non-profit research center).

                                JAMES L. DUNLAP
                            2000 WESTCHESTER AVENUE
                         WHITE PLAINS, NEW YORK  10650

     Senior Vice President, Texaco, Inc. (producer of petroleum products).

                               WILLIAM B. ELLIS
                               107 SELDEN STREET
                          BERLIN, CONNECTICUT  06037

     Retired; former Chairman, Northeast Utilities (electric utility).

                                ROBERT M. FUREK
                                16 MUNSON ROAD
                      FARMINGTON, CONNECTICUT  06034-0388

     President and Chief Executive Officer, Heublein, Inc. (beverage distributor).

                              CHARLES K. GIFFORD
                              100 FEDERAL STREET
                         BOSTON, MASSACHUSETTS  02110

     Chairman, President and Chief Executive Officer, The First National Bank of Boston and Bank of Boston Corporation.

                               WILLIAM N. GRIGGS
                                75 WALL STREET
                                  20TH FLOOR
                           NEW YORK, NEW YORK  10005

     Managing Director, Griggs & Santow, Inc. (business consultant).

                             JAMES G. HARLOW, JR.
                                CORPORATE TOWER
                                101 N. ROBINSON
                        OKLAHOMA CITY, OKLAHOMA  73102

     Chairman and Chief Executive Officer, Oklahoma Gas and Electric Company (electric utility).

                               GEORGE G. HARVEY
                               ONE ELMCROFT ROAD
                       STAMFORD, CONNECTICUT  06926-0700

     Chairman, President and Chief Executive Officer, Pitney Bowes, Inc. (office machines manufacturer).

                          BARBARA BARNES HAUPTFUHRER
                              1700 OLD WELSH ROAD
                    HUNTINGDON VALLEY, PENNSYLVANIA  19006

     Director: The Vanguard Group of Investment Companies, The Great Atlantic and Pacific Tea Company, Inc. (operator of retail food stores), Knight-Ridder, Inc. (publisher of daily newspapers and operator of cable television and business information systems), Raytheon Company (electronics), Alco Standard Corp. (diversified manufacturer and distributor).

                               SHELDON B. LUBAR
                     777 EAST WISCONSIN AVENUE, SUITE 3380
                          MILWAUKEE, WISCONSIN  53202

     Chairman, Lubar & Co. Incorporated (investment management and advisory company).

                             WILLIAM B. MARX, JR.
                              600 MOUNTAIN AVENUE
                                  ROOM 6A-502
                        MURRAY HILL, NEW JERSEY  07974

     Senior Executive Vice President, Lucent Technologies Inc. (public telecommunications systems and software).

                                JOHN F. MAYPOLE
                                 P.O. BOX 1223
                            TOCCOA, GEORGIA  30577

     Managing Partner, Peach Tree Real Estate Holding Company (real estate).


                             DONALD F. MCCULLOUGH
                              210 MADISON AVENUE
                           NEW YORK, NEW YORK  10016

     Retired (since 1988); former Chairman of the Board of Directors, Chief Executive Officer and President, Collins & Aikman Corp. (manufacturer of textile products).

                                 JOHN J. PAJAK
                               1295 STATE STREET
                       SPRINGFIELD, MASSACHUSETTS  01111

     Vice Chairman and Chief Administrative Officer of the Insurance Company.


                            BARBARA SCOTT PREISKEL
                        60 EAST 42ND STREET, SUITE 3125
                           NEW YORK, NEW YORK  10165

     Attorney-at-Law.

                              DAVID E. SAMS, JR.
                               1295 STATE STREET
                       SPRINGFIELD, MASSACHUSETTS  01111

     President, Chief Operating Officer, and Director of the Insurance Company.


                                ALFRED M. ZEIEN
                               PRUDENTIAL TOWER
                         BOSTON, MASSACHUSETTS  02199

     Chairman and Chief Executive Officer, The Gillette Company (manufacturer of personal care products).

     Executive Officers of the Trust (other than Trustees) who are officers of the Insurance Company are listed below with their current titles.

                                STUART H. REESE

     President (since 1995), Executive Vice President (1993-1995) of the Trust. Senior Vice President (since 1993) of the Insurance Company; Vice President and Managing Director (1990-1992), Capital Markets Group of Aetna Life and Casualty Insurance Company; Chairman and President 1990-1992), Aetna Financial Services, Inc. (investment adviser). Age: 40.

                                ROBERT E. JOYAL

     Senior Vice President (since 1989) of the Trust. Vice President and Managing Director of the Insurance Company. Age: 51.

                               HAMLINE C. WILSON

     Vice President and Chief Financial Officer (since 1988) of the Trust. Vice President and Managing Director of the Insurance Company. Age: 58.

                              CLIFFORD M. NOREEN

     Vice President (since 1993) of the Trust. Vice President (since 1995), Second Vice President (1992-1994), Director/Investments (1989-1992) of the Insurance Company. Age: 38.

                                STEPHEN L. KUHN

     Vice President and Secretary (since 1988) of the Trust. Vice President and Associate General Counsel (since 1992), Second Vice President and Associate General Counsel (1988-1992) of the Insurance Company. Age: 49.

                              RAYMOND B. WOOLSON

     Treasurer (since 1992) of the Trust; Second Vice President (since 1992), Director/Fund Account Administration (1989-1992) of the Insurance Company.
Age: 37.

     Other officers of the Trust who are officers or employees of the Insurance Company are: Thomas J. Finnegan, Jr., Bruce E. Gaudette, John B. Joyce, Richard
C. Morrison, Mary E. Wilson, John J. McMahon, Mark A. Ahmed, Roger W. Crandall, Andrew C. Dickey, Michael P. Hermsen, Michael L. Klofas, William E. Lord, Gilles
A. Marchand, Richard E. Spencer II, John B. Wheeler, Mark B. Ackerman, Norman B. Flebotte, Bruno R. Umbro, and Lisa M. Kusek.

     In addition to acting as investment adviser and administrator to the Trust, the Insurance Company acts as investment adviser to MML Series Investment Fund, an open-end management investment company consisting of MML Equity Fund, MML Money Market Fund, MML Managed Bond Fund and MML Blend Fund (referred to collectively as the "MML Investment Funds"), organized for the purpose of providing vehicles for the investment of assets of various separate investment accounts of the Insurance Company and life insurance company subsidiaries of the Insurance Company. At December 31, 1995 the net assets of MML Equity Fund were $1.249 billion, the net assets of MML Money Market Fund were $108.9 million, the net assets of MML Managed Bond Fund were $158.7 million, and the net assets of MML Blend Fund were $1.823 billion. The Insurance Company's Investment Advisory Agreements with each of the MML Investment Funds provide that the Insurance Company is to be paid a quarterly fee at the annual rate of .50% of the first $100 million of average daily net asset value, .45% of the next $200 million, .40% of the next $200 million and .35% of any excess over $500 million.


     The Insurance Company also acts as the investment adviser to MassMutual Institutional Funds, an open-end management investment company consisting of seven series: MassMutual Prime Fund with assets of $254.2 million as of December 31, 1995; MassMutual Short-Term Bond Fund with assets of $123.2 million as of December 31, 1995; MassMutual Core Bond Fund with assets of $253.9 million as of December 31, 1995; MassMutual Balanced Fund with assets of $457.2 million as of December 31, 1995; MassMutual Value Equity Fund with assets of $2.126 billion as of December 31, 1995; MassMutual Small Cap Value Equity Fund with assets of $380.8 million as of December 31, 1995, and MassMutual International Equity Fund with assets of $221.0 million as of December 31, 1995. The Insurance Company's Investment Advisory Agreements with these seven funds provide that the Insurance Company will be paid a monthly fee at an annual rate of the average of the daily net assets of that fund as follows: (a) .45% for the Prime Fund, the Short-Term Bond Fund, the Core Bond Fund, the Balanced Fund and the Value Equity Fund; (b) .55% for the Small Cap Value Equity Fund, and (c) .85% for the International Equity Fund.

     The Insurance Company also advises MassMutual Participation Investors ("Participation Investors"), a closed-end, diversified management investment company, having net assets of $95.3 million as of December 31, 1995. The Insurance Company's Investment Advisory and Administrative Services Contract with Participation Investors provides that the Insurance Company is to be paid a quarterly fee equal to 0.225% of the value of the net assets of Participation Investors as of the close of business on the last business day of each fiscal quarter (approximately equivalent to .90% on an annual basis). The Insurance Company has entered into a subadministrative contract with Dean Witter Reynolds, Inc., through its InterCapital Division ("InterCapital"), under which InterCapital will perform, subject to the Insurance Company's supervision, certain administrative services for Participation Investors. The Insurance Company, however, remains obligated to provide such services to Participation Investors. InterCapital is paid a quarterly fee equal to 0.0375% of the value of the net assets of Participation Investors as of the close of business on the last business day of each fiscal quarter (approximately equivalent to 0.15% on an annual basis).

                           PROPOSALS BY SHAREHOLDERS

     Any shareholder intending to present a proposal at the Annual Meeting to be held in 1997 who wishes to have such proposal included in the Trust's proxy material for that meeting should forward the written proposal to the Trust,
Attention: Secretary. Proposals must be received on or before November 20, 1996, to be considered for inclusion in the Trust's proxy material for its 1997 Annual Meeting.

                                 OTHER MATTERS

     The Board of Trustees knows of no business to be brought before the meeting other than as set forth above. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote proxies on such matters in accordance with their best judgment. Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by officers of the Trust. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Trust's officers in person, by telephone or by telegraph will be borne by the Trust. In addition, the Trust may retain an outside firm to solicit proxies, which would involve additional expenses, payable by the Trust. If the Trust does retain such an outside firm, the anticipated cost may be approximately $15,000. The Trust will reimburse banks, brokers, and other persons holding the Trust's shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

     If any shareholders desire additional information about the matters proposed for action, the management will be glad to hear from them and to provide further information.

                                 ANNUAL REPORT

     The Annual Report of the Trust for its fiscal year ended December 31, 1995, including financial statements, a schedule of the Trust's investments as of such date and other data, has been mailed to all shareholders of record on or about February 28, 1996. The financial statements included in such Annual Report are incorporated herein by reference.

                            By order of the
                            Board of Trustees,

                            /s/ Stephen L. Kuhn

                            Stephen L. Kuhn
                            Vice President and Secretary

1295 State Street
Springfield, Massachusetts 01111

March 8, 1996

G586P (396)

                        MASSMUTUAL CORPORATE INVESTORS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

P R O X Y
---------


        The undersigned hereby appoints Stephen L. Kuhn and Hamline C. Wilson, and each of them, attorneys and proxies of the undersigned, with power of substitution to vote all shares of MassMutual Corporate Investors (the
"Trust") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 19, 1996, at 2:00 p.m. Springfield time, and at any adjournment thereof (the "Annual Meeting").


        THIS PROXY WILL BE VOTED ON ITEMS (1), (2) AND (3) IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THIS CARD, AND IN THE ABSENCE OF INSTRUCTIONS THE UNDERSIGNED HEREBY AUTHORIZES THE AFORESAID PROXY OR PROXIES TO VOTE FOR ITEMS
(1), (2) AND (3).
                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------
                          PLEASE SIGN ON REVERSE SIDE

[X] Please mark votes      [LOGO OF SFSI APPEARS HERE]
    as in this example


1. Election of Trustees

Nominees: Marshall D. Butler, Sumner L. Feldberg and Jack A. Laughery for the terms set forth in the proxy statement.

FOR      WITHHELD

[_]        [_]     ----------------------------------------------------------
                           For all nominees except as noted above



                                              FOR   AGAINST   ABSTAIN

2. Ratification of the selection of           [_]     [_]       [_]
Coopers & Lybrand L.L.P. as auditors for the fiscal year ending December 31, 1996.

3. Approval of continuance of the Trust's     [_]     [_]       [_]
Investment Service Contract with
Massachusetts Mutual Life Insurance Company, dated July 1, 1988.

4. In their discretion, the proxies are
authorized to vote on any other business that may properly come before the Annual
Meeting



  MARK HERE FOR                   MARK HERE IF
ADDRESS CHANGE AND    [_]       YOU PLAN TO ATTEND    [_]
  NOTE AT LEFT.                   THE MEETING.


Please sign exactly as your name or names appear. When signing as joint tenant, all parties to the joint tenancy should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Please mail the completed and signed proxy to SFSI, P.O. Box 173673, Denver, CO 80217-3673.

Signature: _____________________________________________ Date:__________________

Signature: _____________________________________________ Date:__________________